EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation of our report, dated August 6, 1999, included in this Form 10-K in the previously filed Registration Statement of Frontier Adjusters of America, Inc. on Form S-8 filed on April 16, 1992.


McGLADREY & PULLEN, LLP


/s/ McGladrey & Pullen, LLP


Phoenix, Arizona
September 3, 1999